Exhibit 99.1

Contacts:	Investors:
Ralph Harms Transmeta Corporation (408) 919-3000	Kristine Mozes Mozes Communications LLC (781) 652-8875
TRANSMETA REPORTS FOURTH QUARTER AND FISCAL 2006 RESULTS
SANTA CLARA, CA. — February 27, 2007 — Transmeta Corporation (NASDAQ: TMTA) today announced financial results for the fourth quarter and fiscal year ended December 31, 2006.
Revenue for 2006 was $48.6 million, compared with $72.7 million in 2005. The decrease in revenue between 2005 and 2006 was primarily due to the anticipated reduction in the Company’s end-of-life product revenue. License and service revenue was $46.9 million in 2006, which was comparable to $48.1 million in 2005. Net loss for 2006 was $23.5 million, or a loss of $0.12 per share, compared with a net loss of $6.2 million, or a loss of $0.03 per share in 2005.
Revenue for the fourth quarter of 2006 was $2.4 million, which included $2.2 million of service revenue and $200,000 of end-of-life product revenue. This compared with $13.3 million in the fourth quarter of 2005, which included $10.1 million of service revenue and $3.2 million of end-of-life product revenue. Net loss for the fourth quarter of 2006 was $15.9 million, or a loss of $0.08 per share, compared with a net loss of $2.1 million, or a loss of $0.01 per share, in the fourth quarter of 2005. The fourth quarter of 2006 results included fixed assets and other assets impairment and restructuring charges totaling $1.2 million due to the Company’s recent restructuring, as well as non-cash charges of $1.7 million for amortization of intangible assets and $1.4 million for stock-based compensation expenses.
Gross margin for the fourth quarter of 2006 was a negative 45 percent, compared with gross margin of 47 percent in the fourth quarter of 2005. The decrease in gross margin was due primarily to an inventory write down of $1.8 million for inventory built in anticipation of a ramp in demand from the Microsoft FlexGo program.
The Company’s cash, cash equivalents and short term investments at December 31, 2006 totaled $41.6 million. The Company continues to be debt free.
“Overall, 2006 was a year of successful program execution for Transmeta. We signed Toshiba, the fourth largest semiconductor supplier in the world, as the fourth licensee of our LongRun2 technologies; we developed and built a customized processor for Microsoft’s FlexGo program; and we successfully completed multiple engineering services programs for Sony;” said Les Crudele, president and CEO. “Despite these accomplishments by our team, we did not succeed in signing a second LongRun2 licensee within the year, and our other programs experienced some significant disappointments in the marketplace. Notably, Microsoft’s FlexGo program did not ramp as quickly as projected, and Sony’s internal roadmap decisions reduced its need for engineering services. In view of these challenges, we initiated a restructuring program to reduce our spending and focus our resources on developing and licensing our technologies and intellectual property. Over the long term, our goal is to build a company that is financially stable with a steady and consistent revenue stream, sustainable profitability, and positive cash flow.”

Conference Call
As previously announced, Transmeta’s management will host a conference call today at 5:00 p.m. Eastern time / 2:00 p.m. Pacific time to discuss the operating performance for the quarter. The conference call will be available live over the Internet at the investor relations section of Transmeta’s website at www.transmeta.com. To listen to the conference call, please dial (913) 981-5592. A recording of the conference call will be available for one week, starting one hour after the completion of the call, until 11:59 p.m. Pacific time on March 6, 2007. The phone number to access the recording is (888) 203-1112, and the passcode is 3484923. For callers outside the U.S., please dial (719) 457-0820, with the same passcode.
About Transmeta Corporation
Transmeta Corporation develops and licenses innovative computing, microprocessor and semiconductor technologies and related intellectual property. Founded in 1995, we first became known for designing, developing and selling our highly efficient x86-compatible software-based microprocessors, which deliver a balance of low power consumption, high performance, low cost and small size suited for diverse computing platforms. We now also provide, through strategic alliances and under contract, engineering services that leverage our microprocessor design and development capabilities. In addition to our microprocessor product and services businesses, we also develop and license advanced power management technologies for controlling leakage and increasing power efficiency in semiconductor and computing devices. To learn more about Transmeta, visit www.transmeta.com.
Safe Harbor Statement
This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements speak only as of the date of this release, and we will not necessarily provide updates of our projections or other forward-looking statements. Investors are cautioned that such forward-looking statements are subject to many risks and uncertainties, and may differ materially or adversely from our actual results or future events. Important risk factors that could have material or adverse effects on our results include practical difficulties in implementing our restructuring plan and modifying our business model, the risk that we might not successfully negotiate any additional agreements to provide engineering services, the potential loss of key technical and business personnel, our ability to satisfy the continued listing requirements of the Nasdaq Stock Market, uncertainty about the adoption and market acceptance of our products and technologies by current and potential customers and licensees, our inability to predict or ensure that third parties will license our technologies or use our technologies to generate royalties, difficulties in developing or manufacturing our products in a timely and cost effective manner, our dependence on third parties for sourcing materials and providing manufacturing services, the risk that we have difficulties entering into strategic collaborations or raising financing on satisfactory terms, patents and other intellectual property rights, and other risk factors. We urge investors to review our filings with the Securities and Exchange Commission, including our most recent reports on Forms 10-K, 10-Q and 8-K, which describe these and other important risk factors that could have an adverse effect on our results. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
Transmeta and LongRun2 are trademarks of Transmeta Corporation. All other product or service names mentioned herein are the trademarks of their respective owners.

Transmeta Corporation
Condensed Consolidated Balance Sheets
(in thousands)

	December 31, 2006	December 31, 2005 (1)
ASSETS
Current assets:
Cash and cash equivalents	$11,595	$27,659
Short-term investments	29,955	28,811
Accounts receivable	310	1,686
Inventories	—	265
Prepaid and other current assets	2,729	2,279

Total current assets	44,589	60,700

Property, plant and equipment, net	758	1,623
Patents and patent rights, net	9,234	16,080
Other assets	2,148	911

TOTAL ASSETS	$56,729	$79,314

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,467	$1,521
Accrued compensation and benefits	3,245	3,279
Deferred income, net	15	5,937
Accrued other	3,015	2,109
Advances from customers	1,320	7,260
Accrued restructuring costs	1,996	1,803
Current portion of long-term payables	667	—

Total current liabilities	11,725	21,909

Long-term accrued restructuring costs	988	2,453
Long-term payables, net of current portion	1,333	—

Total liabilities	14,046	24,362

Stockholders’ equity:
Common stock	724,229	713,129
Treasury stock	(2,439)	(2,439)
Accumulated other comprehensive loss	(66)	(195)
Accumulated deficit	(679,041)	(655,543)

Total stockholders’ equity	42,683	54,952

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$56,729	$79,314

(1)	Derived from the Company’s audited financial statements as of December 31, 2006, included in the Company’s Form 10-K filed with the Securities and Exchange Commission.

TRANSMETA CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2006	2005	2006	2005
Revenue:
Product	$216	$3,235	$1,673	$24,636
License	—	—	10,000	19,628
Service	2,177	10,077	36,877	28,467

Total revenue	2,393	13,312	48,550	72,731

Cost of revenue
Product (1)	194	1,402	303	12,271
License	—	—	39	71
Service (1)	1,473	5,660	22,062	15,990
Impairment charge on inventories	1,802	—	1,802	—

Total cost of revenue	3,469	7,062	24,206	28,332

Gross profit (loss)	(1,076)	6,250	24,344	44,399

Operating expenses:
Research and development (1)	7,261	2,491	20,120	19,609
Selling, general and administrative (1)	5,038	5,564	21,472	23,039
Restructuring charges	421	(875)	698	2,009
Amortization of intangible assets	1,712	1,713	6,846	6,846
Impairment charge on long-lived assets and other assets	800	—	800	—
Stock compensation	—	14	—	(34)

Total operating expenses	15,232	8,907	49,936	51,469

Operating loss	(16,308)	(2,657)	(25,592)	(7,070)
Interest income and other, net	569	609	2,370	1,253
Interest expense	(162)	(18)	(276)	(364)

Net loss	$(15,901)	$(2,066)	$(23,498)	$(6,181)

Net loss per share — basic and diluted	$(0.08)	$(0.01)	$(0.12)	$(0.03)

Weighted average shares outstanding — basic	197,573	191,649	195,839	190,404

Weighted average shares outstanding — diluted	197,573	191,649	195,839	190,404

(1) Includes stock-based compensation charges as follows:
Cost of product revenue	$4	$—	$9	$—
Cost of service revenue	186	—	1,789	—
Research and development	723	—	1,723	—
Selling, general and administrative	533	—	2,253	—

Total stock-based compensation	$1,446	$—	$5,774	$—

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